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                                                                    EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of subsidiaries of the Registrant as of January 18, 1995:


                                                        Jurisdiction
Name                                                    of Incorporation
- ----                                                    --------------------
Recognition Australia Pty Ltd                            N.S.W., Australia
Recognition Benelux B.V.                                 The Netherlands
Recognition Canada Inc.                                  Ontario, Canada
Recognition Danmark A/S                                  Denmark
Recognition Equipment GmbH                               Germany
Recognition Equipment Wholesale Pty. Ltd.                N.S.W., Australia
Recognition Holding Limited                              England
Recognition Iberica, S.A.                                Spain
Recognition Japan Inc.                                   Delaware, USA
Recognition Mexico Holding Inc.                          Delaware, USA
Recognition de Mexico, S.A. de C.V.                      Mexico
Recognition Pacific Limited                              Hong Kong
Recognition Singapore Pte Ltd                            Singapore
Recognition Sverige A.B.                                 Sweden
Recognition UK Limited                                   England